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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Guardian Bancorp:

    We consent to incorporation by reference in the Registration Statement Nos. 2-96894, 33-22371 and 33-35012 on Form S-8 of Guardian Bancorp of our report dated February 15, 1994, relating to the consolidated balance sheet of Guardian Bancorp and subsidiary as of December 31, 1993 and 1992 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Guardian Bancorp.

    Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes".

                                                           KPMG Peat Marwick

Los Angeles, California
March 29, 1994